Exhibit 4.2

EXECUTION VERSION

ESCROW END DATE SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”), dated as of July 20, 2017, by and among VFH PARENT LLC, a Delaware limited liability company (“VFH”), ORCHESTRA BORROWER LLC (the “Escrow Issuer”), ORCHESTRA CO-ISSUER, INC. a Delaware corporation (the “Co-Issuer”), Virtu Financial LLC (“Holdings”), the other parties that are signatories hereto as Guarantors (collectively with Holdings and the Escrow Issuer, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Co-Issuer, Orchestra Borrower LLC, a Delaware limited liability company (the “Escrow Issuer”), and the Trustee have heretofore executed an indenture, dated as of June 16, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 6.750% Senior Secured Second Lien Notes due 2022 (the “Notes”), initially in the aggregate principal amount of $500,000,000;

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, VFH and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS as a condition to the release of the Escrowed Funds, VFH will, pursuant to this Supplemental Indenture, assume all obligations of the Escrow Issuer in respect of the Notes and Holdings and all of its Restricted Subsidiaries that are guarantors under the Senior Credit Facilities on the Acquisition Date (other than the Co-Issuer) will, pursuant to this Supplemental Indenture, become Guarantors.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

(2) Agreement to Assume Obligations. VFH hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture and the Notes applicable to the Escrow Issuer and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture and the Notes and may exercise every right and power of the Escrow Issuer. The Escrow Issuer shall be released from its Obligations under the Notes and the Indenture in its capacity as an “Issuer” and shall no longer be bound by the provisions of the Indenture and the Notes applicable to an “Issuer.”

(3) Agreement to Guarantee. Each of the New Guarantors and the Escrow Issuer hereby agrees to, jointly and severally with all existing Guarantors (if any), guarantee the Obligations on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

(4) Liability. No director, officer, employee, incorporator, stockholder, member, manager or partner of VFH, or any New Guarantor shall have any liability for any obligations of the Issuers or the Guarantors (including any New Guarantor) under the Notes, any Guarantees, the Indenture or any supplemental indenture or for any     claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

(5) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(6) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by VFH and the New Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VFH PARENT LLC

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Senior Vice President & Secretary

ORCHESTRA CO-ISSUER, INC.

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Secretary

VIRTU FINANCIAL LLC, as a New Guarantor

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Senior Vice President & Secretary

ORCHESTRA BORROWER LLC, as a New Guarantor

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Senior Vice President & Secretary

[Signature Page to Escrow End Date Supplemental Indenture]

VFH PARENT LLC
ARATIKA LLC
BLUELINE COMM LLC
NATIONAL TOWER COMPANY LLC
SERVICES DEVELOPMENT COMPANY LLC
VIRTU FINANCIAL ENERGY & COMMODITIES LLC
VIRTU FINANCIAL F/X LLC
VIRTU FINANCIAL GLOBAL SERVICES LLC
VIRTU FINANCIAL OPERATING LLC
VIRTU FINANCIAL SERVICES LLC
VIRTU KCG HOLDINGS LLC
VIRTU GETCO HOLDING COMPANY LLC
GLOBAL COLOCATION SERVICES LLC
KCG STRATEGIC HOLDINGS LLC
VIRTU KNIGHT CAPITAL GROUP LLC,
VIRTU TECHNOLOGIES LLC
as New Guarantors

By:	/s/ Justin Waldie
Name: Justin Waldie
Title: Senior Vice President & Secretary

[Signature Page to Escrow End Date Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature Page to Escrow End Date Supplemental Indenture]